Exhibit 99.1

501 Elliott Ave. W. #400 Seattle, WA 98119	T 206.282.7100 F 206.272.4010

Cell Therapeutics Provides Monthly Information

at Request of CONSOB

July 31, 2009 Seattle — Cell Therapeutics, Inc. (the “Company” or “CTI”) (NASDAQ and MTA: CTIC) is providing the information herein pursuant to a request from the Italian securities regulatory authority, CONSOB, pursuant to Article 114, Section 5 of the Unified Financial Act, that the Company issue at the end of each month a press release providing a monthly update of certain information relating to the Company’s management and financial situation. However, the Company also directs its Italian shareholders to the Italian language section of its website at www.celltherapeutics.com/italiano, where more complete information about the Company and its products and operations, including press releases issued by the Company, as well as the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”) and the Listing Prospectus authorized to be published by CONSOB, can be found. The information provided below is qualified in its entirety by reference to such information.

Please note that all the information disclosed in this press release primarily refers to the period June 1, 2009 through June 30, 2009.

Financial information as of June 30, 2009

Financial information normally reported by the Company on a monthly basis, including earnings before interest, taxes, depreciation and amortization (EBITDA) and the net financial indebtedness, as of June 30, 2009, will be promptly reported on or about August 6, 2009 following the Company’s quarterly filing of financial information for the three and six month periods ended June 30, 2009 with the SEC.

Outstanding notes and preferred shares

The following table discloses information on the Company’s convertible notes as of June 30, 2009, compared with the same information as of May 31, 2009:

Convertible Notes – June 30, 2009

Description	Maturity / Redemption Date	Principal/ Aggregated Stated Value Outstanding as of May 31, 2009	Number of Common Stock Reserve as of May 31, 2009	Principal/ Aggregated Stated Value Outstanding as of June 30, 2009	Number of Common Stock Reserve as of June 30, 2009
4% Convertible Senior Subordinated Notes	1-Jul-10	55,150,000	102,129	43,363,000	80,301
6.75% Convertible Senior Notes	31-Oct-10	7,000,000	66,564	1,500,000	14,263
7.5% Convertible Senior Notes	30-Apr-11	33,458,000	400,257	10,250,000	122,260
5.75% Convertible Senior Notes	15-Dec-11	23,000,000	766,666	10,913,000	363,766

2008 Issuances
9% Convertible Senior Notes	4-Mar-12	335,000	23,759	—	—

Totals		118,943,000	1,359,375	66,026,000	580,950

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The reduction in principal amount of outstanding convertible notes from May to June is due to the Company’s fixed priced exchange offers (the “Exchange Offers”) for which results were described in the Company’s press release dated June 19, 2009.

The Company had no outstanding preferred shares as of May 31, 2009 and June 30, 2009.

Regulatory Matters and Products in Development

With respect to the period from June 1, 2009 through June 30, 2009, the Company has no additional information to disclose beyond that issued in the Company’s press release dated June 24, 2009 concerning regulatory matters and products in development and has received no additional information from the European Medicines Agency (the “EMEA”) or the U.S. Food and Drug Administration (the “FDA”) regarding the request for the marketing of products besides that disclosed in the Company’s press release dated July 7, 2009, which disclosed that the EMEA had agreed to an oral explanation in support of the Company’s OPAXIO Marketing Authorization Application (“MAA”) in September 2009, and the Company’s press release dated July 29, 2009, which disclosed that the EMEA notified the Company that pixantrone is eligible to be submitted for a MAA through the EMEA’s centralized procedure.

Corporate Transactions and Assignment of Assets

With respect to the period from June 1, 2009 through June 30, 2009, the Company has no additional information to disclose other than what has already been publicly disclosed in the Company’s press release dated June 26, 2009.

Exchange Listing Matters

The Company has no information to disclose related to exchange listing matters.

Update on Outstanding Shares

The number of shares of the Company’s common stock, no par value (the “Common Stock”), issued and outstanding as of May 31, 2009 and June 30, 2009 were 477,920,766 and 502,342,652, respectively.

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During the month of June 2009, the following transactions contributed to the change in the number shares of the Company’s outstanding Common Stock:

•	The issuance of 24,235,986 shares of Common Stock in connection with the settlement of the Exchange Offers.

•	The issuance of 180,300 shares of Common Stock relating to stock awards under the Company’s 2007 Equity Incentive Plan.

•	The issuance of 5,600 shares of Common Stock under the Company’s 2007 Employee Stock Purchase Plan.

The Company is not aware of any agreement for the resale of its shares of Common Stock on the MTA nor of the modalities by means of which shares of Common Stock were or will be resold.

Debt Restructuring Program

With respect to the period from June 1, 2009 through June 30, 2009, the Company has no additional information to disclose beyond that issued in the June 26, 2009.

In particular, with respect to the characteristics of the outstanding series of convertible notes that were the object of the Exchange Offers, the modalities, terms and conditions of such Exchange Offers, as well as the reasons thereof, please refer to what the Company disclosed in the Company’s press releases dated May 12, and 18, 2009 and June 2, and 19, 2009.

In June 2009, the Company did not issue any new debt instruments. The Company believes it is in compliance with the covenants on each series of its outstanding convertible notes.

Information about the capacity of the Company to sustain its financial needs

The Company announced the results of the Exchange Offers on June 19, 2009. In particular the Exchange Offers resulted in the elimination of approximately $52.9 million in debt that is expected to reduce the Company’s annual interest expense by approximately $3.3 million.

Moreover, in July 2009, the Company received $41.7 million, net of underwriting discount, from the sale of 33,731,923 shares of Common Stock and warrants to purchase up to 8,432,981 shares of Common Stock in a public offering described in the Company’s press releases dated July 22, 23, 24, and 28, 2009.

About Cell Therapeutics, Inc.

Headquartered in Seattle, the Company is a biopharmaceutical company committed to developing an integrated portfolio of oncology products aimed at making cancer more treatable. For additional information, please visit www.CellTherapeutics.com.

This press release includes forward-looking statements that involve a number of risks and uncertainties, the outcome of which could materially and/or adversely affect future results and the trading prices of the Company’s securities. Specifically, the risks and uncertainties include that the Company continues to have a substantial amount of debt outstanding and the quarterly interest expense associated with the debt is significant; the Company’s operating expenses continue to exceed its net revenues; that the Company may not be able to further reduce its operating expenses; that the Company will continue to need to raise capital to fund its operating expenses and may not be able to raise sufficient amounts to fund its continued operation; that the information presented herein with respect to the Company’s convertible

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notes may differ materially from the information presented by the Company with respect to its convertible notes prepared in accordance with U.S. GAAP in its periodic reports on Form 10-K and Form 10-Q; as well as other risks listed or described from time to time in the Company’s most recent filings with the SEC on Forms 10-K, 10-Q and 8-K. Except as required by law, the Company does not intend to update any of the statements in this press release upon further developments.

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Media Contact:

Dan Eramian

T: 206.272.4343

C: 206.854.1200

E: media@ctiseattle.com

Investors Contact:

Ed Bell

T: 206.272.4345

Lindsey Jesch Logan

T : 206.272.4347

F : 206.272.4434

E: invest@ctiseattle.com

www.CellTherapeutics.com